Exhibit 32.1

CERTIFICATIONS

Pursuant to 18 U.S.C Section 1350

Each of the undersigned hereby certifies that to his knowledge the Quarterly Report on Form 10-Q for the period ended September 30, 2016 of Jack Cooper Holdings Corp. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ T. Michael Riggs
Name: T. Michael Riggs
Title: Chief Executive Officer
Date: Novemeber 8, 2016

/s/ Kyle A. Haulotte
Name: Kyle A. Haulotte
Title: Chief Financial Officer
Date: November 8, 2016

The foregoing certification is being furnished with the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016 pursuant to 18 U.S.C. Section 1350.  It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general information language in such filing, except to the extent that the Company specifically incorporates by reference.